Exhibit 99.1
Investor Contact: Ken Cooper – 952-229-7427 or ir@lifetimefitness.com
Media Contact: Jason Thunstrom – 952-229-7435 or pr@lifetimefitness.com
FOR IMMEDIATE RELEASE
LIFE TIME FITNESS ANNOUNCES FOURTH QUARTER AND
FULL-YEAR 2009 FINANCIAL RESULTS
Company Reports Revenue Growth of 5.0% and Earnings Per Share of $0.46 for the Quarter; Full-Year Revenue Grew 8.8% and Earnings Per Share was $1.82
CHANHASSEN, Minn. (February 18, 2010) – Life Time Fitness, Inc. (NYSE: LTM) today reported its financial results for the fourth quarter and full year ended December 31, 2009.
     Fourth quarter 2009 revenue grew 5.0% to $203.7 million from $194.0 million during the same period last year. Revenue for the year totaled $837.0 million, up 8.8% from $769.6 million in 2008.
     Net income for the quarter was $18.4 million, or $0.46 per diluted share. This compares to net income of $13.0 million, or $0.33 per diluted share, for 4Q 2008. For the full year, net income was $72.4 million, or $1.82 per diluted share, compared to $71.8 million, or $1.83 per diluted share, for 2008.
     “In 2009, we set our minds on winning on a number of fronts and I’m pleased with our progress on many of them, including free cash flow delivery, debt reduction and cost structure improvements,” said Bahram Akradi, Life Time Fitness chairman, president and chief executive officer. “At the same time, our same-center revenue and attrition metrics remain key areas of focus, and we saw some improvement during the year, but we are not satisfied. In 2010, we will strive to improve both of these metrics. We also remain highly committed to ongoing growth as a Healthy Way of Life Company in spite of the continuing economic headwind. Overall, I am pleased with the impact we are starting to see on many of our connectivity and growth initiatives, and with our entire team’s focus on making significant progress through the course of this year.”
     In January, the Company opened a new center in Beachwood, Ohio, marking its first location in the Cleveland market and the first of three new, large format centers planned for 2010. In March, the Company expects to open its second new, large format center for the year in Lenexa, Kansas. This represents the second Life Time Fitness location in the Kansas City market. One additional large format center is expected to open in the fourth quarter. This month, the Company also plans to open a new Pilates, yoga and personal training boutique concept center in Scottsdale, Arizona.
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Life Time Fitness Fourth Quarter and Full-Year 2009 Results – Page 2
Three and Twelve Months Ended December 31, 2009, Financial Highlights:
Total revenue for the fourth quarter grew 5.0% to $203.7 million from $194.0 million. Total revenue for the full year grew 8.8% to $837.0 million from $769.6 million in 2008.

(Period-over-period growth)	4Q 2009 vs. 4Q 2008	2009 vs. 2008
• Membership dues	5.8%	10.9%
• Enrollment fees	(1.1%)	(1.6%)
• In-center revenue	6.6%	6.7%

• Same-center revenue (13th month of operation)	0.3%	(3.1%)
• Same-center revenue (37th month of operation)	(4.7%)	(7.5%)
• Average center revenue per membership	$350 – up 1.6%	$1,414 – down 0.9%
• Average in-center revenue per membership	$95 – up 2.4%	$400 – down 3.4%
Memberships grew 2.1% to 578,937 at December 31, 2009, from 567,110 at December 31, 2008.
•	Attrition in 4Q 2009 was 10.8%, the same as the prior-year period.

•	Attrition improved to 40.6% in 2009 compared to 42.3% in 2008.
Total operating expenses during 4Q 2009 totaled $165.6 million compared to $164.6 million for 4Q 2008. Fourth quarter 2008 results included $5.0 million in costs primarily related to slowing the development of new centers. Full-year operating expenses were $688.1 million compared with $622.3 million in 2008.
•	Operating margin was 18.7% for 4Q 2009 compared to 15.1% in the prior-year period.

•	Full-year operating margin was 17.8% compared to 19.1% in 2008.

(Expense as a percent of total revenue)	4Q 2009 vs. 4Q 2008	2009 vs. 2008
• Center operations	60.4% vs. 60.6%	60.5% vs. 59.1%
• Advertising and marketing	3.0% vs. 4.1%	3.2% vs. 4.1%
• General and administrative	4.8% vs. 6.7%	5.1% vs. 5.7%
• Other operating	2.0% vs. 3.0%	2.6% vs. 2.5%
• Depreciation and amortization	11.1% vs. 10.5%	10.8% vs. 9.5%
Net income for 4Q 2009 was $18.4 million compared with $13.0 million in 4Q 2008, and full-year net income was $72.4 million compared with $71.8 million in 2008. The effective income tax rate for 2009 was 39.6% compared with 39.7% in 2008.
EBITDA for 4Q 2009 was $61.1 million compared with $50.0 million in 4Q 2008. Full-year EBITDA was $240.9 million compared with $221.5 million in 2008.
•	As a percentage of total revenue, EBITDA was 30.0% in 4Q 2009 compared to 25.8% in 4Q 2008.

•	EBITDA margin in 2009 was 28.8%, the same as the prior year.
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Life Time Fitness Fourth Quarter and Full-Year 2009 Results – Page 3
Cash flows from operations for the full year 2009 totaled $186.2 million compared to $183.1 million in 2008.
Weighted average diluted shares for 4Q 2009 totaled 40.3 million compared to 39.2 million in 4Q 2008. For the full year 2009, weighted average diluted shares totaled 39.9 million compared to 39.3 million in 2008.
2010 Business Outlook:
The following statements are based on the Company’s current expectations for fiscal year 2010, which incorporate late 2009 operating trends and are subject to the risks and uncertainties described below:
•	Revenue is expected to be up 4-7%, or $870-895 million, driven primarily by membership growth at new and ramping centers.

•	Net income is expected to be up 4-9%, or $75-79 million, driven by revenue growth and cost efficiencies.

•	Diluted earnings per common share is expected to be $1.85-1.95.
              As announced on February 11, 2010, the Company will hold a conference call today at 10:00 a.m. ET to discuss its fourth quarter and full-year 2009 results. Bahram Akradi, Michael Robinson, executive vice president and chief financial officer, and Kenneth Cooper, vice president of finance, will host the conference call. The conference call will be Web cast and may be accessed via the Company’s Investor Relations section of its Web site at lifetimefitness.com. A replay of the call will be available the same day via the Company’s Web site beginning at approximately 1:00 p.m. ET.
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About Life Time Fitness, Inc.
Life Time Fitness, Inc. (NYSE:LTM) operates distinctive and large, multi-use sports and athletic, professional fitness, family recreation and resort and spa centers. The Company also provides consumers with personal training consultation, full-service spas and cafes, corporate wellness programs, health and nutrition education, the healthy lifestyle magazine, Experience Life, athletic events and nutritional products. As of February 18, 2010, Life Time Fitness operated 85 centers in 19 states, including Arizona, Colorado, Florida, Georgia, Illinois, Indiana, Kansas, Maryland, Michigan, Minnesota, Missouri, Nebraska, New Jersey, North Carolina, Ohio, Tennessee, Texas, Utah and Virginia. Life Time Fitness is headquartered in Chanhassen, Minnesota, and can be located on the Web at lifetimefitness.com. LIFE TIME FITNESS, LIFE TIME ATHLETIC, EXPERIENCE LIFE, and the LIFE TIME FITNESS TRIATHLON SERIES are trademarks or service marks of Life Time Fitness, Inc. All other trademarks or registered trademarks are the property of their respective owners.
Risks and Uncertainties
Certain information contained in this press release may be deemed to constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause the Company’s actual results in the future to differ materially from its historical results and those presently anticipated or projected. Among these factors are attracting and retaining members, risks related to our debt levels and debt covenants, our ability to access existing credit facilities and obtain additional financing, competition from other health and fitness centers, identifying and acquiring suitable sites for new centers, delays in opening new centers and other factors set forth in the Company’s filings with the Securities and Exchange Commission. Diluted earnings per share could also be affected by the number of shares outstanding, which depends on factors such as the number of shares issued upon exercise of stock options and future grants of awards pursuant to equity-based incentive plans as well as stock offerings. The Company cautions investors not to place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update such statement to reflect events or circumstances arising after such date. All remarks made during the Company’s financial results conference call will be current at the time of the call and the Company undertakes no obligation to update the replay.

LIFE TIME FITNESS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31, 2009	December 31, 2008
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$6,282	$10,829
Accounts receivable, net	4,026	6,114
Inventories and center operating supplies	14,621	14,632
Prepaid expenses and other current assets	12,938	10,994
Deferred membership origination costs	20,278	19,877
Deferred income taxes	660	1,365

Total current assets	58,805	63,811
PROPERTY AND EQUIPMENT, net	1,512,993	1,515,957
RESTRICTED CASH	2,941	3,936
DEFERRED MEMBERSHIP ORIGINATION COSTS	8,716	14,210
OTHER ASSETS	48,070	49,789

TOTAL ASSETS	$1,631,525	$1,647,703

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$16,716	$10,335
Accounts payable	14,429	14,842
Construction accounts payable	9,882	63,418
Accrued expenses	48,235	46,230
Deferred revenue	36,939	36,098

Total current liabilities	126,201	170,923
LONG-TERM DEBT, net of current portion	643,630	702,569
DEFERRED RENT LIABILITY	29,048	27,925
DEFERRED INCOME TAXES	77,189	51,982
DEFERRED REVENUE	8,819	13,719
OTHER LIABILITIES	9,207	27,684

Total liabilities	894,094	994,802

SHAREHOLDERS’ EQUITY:
Common stock	829	793
Additional paid-in capital	395,121	385,095
Retained earnings	344,095	271,711
Accumulated other comprehensive loss	(2,614)	(4,698)

Total shareholders’ equity	737,431	652,901

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,631,525	$1,647,703

LIFE TIME FITNESS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share data)

	For the		For the
	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
	(Unaudited)	(Unaudited)	(Unaudited)
REVENUE:
Membership dues	$139,535	$131,926	$564,605	$508,927
Enrollment fees	6,508	6,579	26,138	26,570
In-center revenue	54,153	50,813	232,834	218,198

Total center revenue	200,196	189,318	823,577	753,695
Other revenue	3,502	4,636	13,424	15,926

Total revenue	203,698	193,954	837,001	769,621

OPERATING EXPENSES:
Center operations	123,130	117,506	506,443	454,645
Advertising and marketing	6,154	7,892	26,299	31,500
General and administrative	9,604	13,042	42,776	43,749
Other operating	4,061	5,730	21,852	19,426
Depreciation and amortization	22,643	20,447	90,770	72,947

Total operating expenses	165,592	164,617	688,140	622,267

Income from operations	38,106	29,337	148,861	147,354

OTHER INCOME (EXPENSE):
Interest expense, net	(7,333)	(8,251)	(30,338)	(29,552)
Equity in earnings of affiliate	317	258	1,302	1,243

Total other income (expense)	(7,016)	(7,993)	(29,036)	(28,309)

INCOME BEFORE INCOME TAXES	31,090	21,344	119,825	119,045
PROVISION FOR INCOME TAXES	12,713	8,329	47,441	47,224

NET INCOME	$18,377	$13,015	$72,384	$71,821

BASIC EARNINGS PER COMMON SHARE	$0.47	$0.33	$1.84	$1.84

DILUTED EARNINGS PER COMMON SHARE	$0.46	$0.33	$1.82	$1.83

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
OUTSTANDING — BASIC	39,444	39,124	39,297	39,002

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
OUTSTANDING — DILUTED	40,331	39,172	39,870	39,342

LIFE TIME FITNESS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	For the
	Year Ended
	December 31,
	2009	2008
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$72,384	$71,821
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	90,770	72,947
Deferred income taxes	23,270	14,815
Loss on disposal of property and equipment, net	1,229	985
Gain on sale of land held for sale	(1,132)	—
Amortization of deferred financing costs	2,544	1,663
Share-based compensation	8,082	7,456
Excess tax benefit related to share-based payment arrangements	(507)	(103)
Changes in operating assets and liabilities	(10,951)	13,543
Other	514	(61)

Net cash provided by operating activities	186,203	183,066

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(146,632)	(463,337)
Proceeds from sale of property and equipment	8	161,888
Proceeds on sale of land held for sale	1,954	—
Proceeds from property insurance settlement	—	318
Decrease (increase) in other assets	390	(7,695)
Decrease in restricted cash	995	2,831

Net cash used in investing activities	(143,285)	(305,995)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term borrowings	18,151	43,272
Repayments of long-term borrowings	(11,001)	(13,143)
Proceeds from (repayments of) revolving credit facility, net	(56,500)	101,800
Increase in deferred financing costs	(1,092)	(6,664)
Excess tax benefit related to share-based payment arrangements	507	103
Proceeds from exercise of stock options	2,470	3,036

Net cash provided by (used in) financing activities	(47,465)	128,404

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(4,547)	5,475
CASH AND CASH EQUIVALENTS — Beginning of period	10,829	5,354

CASH AND CASH EQUIVALENTS — End of period	$6,282	$10,829

Non-GAAP Financial Measures
     This release and the related conference call disclose certain non-GAAP financial measures.
EBITDA. Earnings Before Interest, Income Taxes and Depreciation and Amortization (EBITDA) is a non-GAAP disclosure consisting of net income plus interest expense, net, provision for income taxes and depreciation and amortization. This term, as the Company defines it, may not be comparable to a similarly titled measure used by other companies and is not a measure of performance presented in accordance with GAAP. The Company uses EBITDA as a measure of operating performance. The funds depicted by EBITDA are not necessarily available for discretionary use if they are reserved for particular capital purposes, to maintain compliance with debt covenants, to service debt or to pay taxes. EBITDA should not be considered as a substitute for net income, net cash provided by operating activities or other income or cash flow data prepared in accordance with GAAP. Additional details related to EBITDA are provided in the Form 8-K that the Company filed with the Securities and Exchange Commission on the date of this press release.
     The following table provides a reconciliation of net income, the most directly comparable GAAP measure, to EBITDA:
RECONCILIATION OF NET INCOME TO EBITDA
(In thousands)
(Unaudited)

	For the		For the
	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
Net income	$18,377	$13,015	$72,384	$71,821
Interest expense, net	7,333	8,251	30,338	29,552
Provision for income taxes	12,713	8,329	47,441	47,224
Depreciation and amortization	22,643	20,447	90,770	72,947

EBITDA	$61,066	$50,042	$240,933	$221,544

Free Cash Flow. Free cash flow is a non-GAAP measure consisting of net cash provided by operating activities, less purchases of property and equipment. This term, as the Company defines it, may not be comparable to a similarly titled measure used by other companies and does not represent the total increase or decrease in the cash balance presented in accordance with GAAP. The Company uses free cash flow as a measure of cash generated after spending on property and equipment. Free cash flow should not be considered as a substitute for net cash provided by operating activities prepared in accordance with GAAP.
     The following table provides a reconciliation of net cash provided by operating activities, the most directly comparable GAAP measure, to free cash flow:
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(In thousands)
(Unaudited)

	For the
	Year Ended
	December 31,
	2009	2008
Net cash provided by operating activities	$186,203	$183,066
Less: Purchases of property and equipment	(146,632)	(463,337)

Free cash flow	$39,571	$(280,271)